EXHIBIT 10.1

EXECUTION COPY

AMENDMENT NO. 5 TO RECEIVABLES PURCHASE AGREEMENT AND REAFFIRMATION OF PERFORMANCE GUARANTY

THIS AMENDMENT NO. 5 TO RECEIVABLES PURCHASE AGREEMENT AND REAFFIRMATION OF PERFORMANCE GUARANTY (this “Amendment”), dated as of May 18, 2015, is among VWR RECEIVABLES FUNDING, LLC, a Delaware limited liability company, as seller (the “Seller”), VWR INTERNATIONAL, LLC, a Delaware limited liability company (together with its successors and permitted assigns, “VWR”), as servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), and performance guarantor (in such capacity, together with its successors and permitted assigns in such capacity, the “Performance Guarantor”), PNC BANK, NATIONAL ASSOCIATION (“PNC”), as administrator (in such capacity, together with its successors and assigns in such capacity, the “Administrator”), PNC, as issuer of Letters of Credit (in such capacity, together with its successors and assigns in such capacity, the “LC Bank”), PNC, as related committed purchaser (in such capacity, together with its successors and assigns in such capacity, the “Related Committed Purchaser”) and PNC as purchaser agent for the PNC Purchaser Group (in such capacity, together with its successors and assigns in such capacity, the “Purchaser Agent”).

BACKGROUND

WHEREAS, the parties hereto entered into the Receivables Purchase Agreement as of November 4, 2011 (as amended, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”);

WHEREAS, in connection with this Amendment, (a) certain entities have been added to the Purchase and Sale Agreement as originators (in such capacity, together with their successors and permitted assigns in such capacity, the “Joined Originators”) by the Joinder Agreement (the “Joinder Agreement”) dated as of the date hereof among the Joined Originators, the Seller, the Administrator, Related Committed Purchaser and LC Bank, and (b) concurrently herewith the Purchase and Sale Agreement, dated as of November 4, 2011 (as amended, supplemented or otherwise modified through the date hereof, the “Purchase and Sale Agreement”), between the various entities listed on Schedule I thereto, including the Joined Originators, as originators (in such capacity, together with their successors and permitted assigns in such capacity, the “Originators”) and the Seller will be amended by Amendment No. 1 to the Purchase and Sale Agreement (the “PSA Amendment”), dated as of the date hereof, between the Originators and the Seller; and

WHEREAS, the parties hereto wish to amend the Receivables Purchase Agreement pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in the Receivables Purchase Agreement.

SECTION 2. Amendments to Receivables Purchase Agreement. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Receivables Purchase Agreement is hereby amended as follows:

(a) Section 4.3 of the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“SECTION 4.3 Lock-Box Account Arrangements. On or before the Closing Date, the Seller shall have entered into Lock-Box Agreements with all of the Lock-Box Banks and delivered executed counterparts of each to the Administrator; provided, however, that, notwithstanding anything to the contrary herein or in the Sale Agreement with respect to any Pool Receivables the Originator thereof is Integra Companies, LLC, STI Components, LLC or TEK Products, Inc., amounts receivable from Obligors of such Pool Receivables may be directed and paid to such Originator or into one or more lock-boxes or other deposit accounts held in the name of such Originator, as applicable (each, an “Originator Account”) (it being understood that (1) such Person shall agree to hold any such funds and any funds on deposit in such Originator Account in trust for the benefit of the Seller and its assigns, (2) any funds received by such Obligor directly or in such Originator Account shall be required to be remitted to a Lock-Box Account in the name of the Seller promptly following the establishment of such Lock-Box Account with respect to such Originator, and (3) such funds shall be applied pursuant to this Agreement and the Sale Agreement as if such funds were remitted to a Lock-Box Account) and, in each case, subject to the conditions that (i) the Seller or such Originator shall have established a Lock-Box Account with respect to such Originator in the name of the Seller no later than August 18, 2015, (ii) the Seller shall have entered into and delivered to the Administrator, no later than August 18, 2015, executed counterparts of the Lock-Box Agreements with the Lock-Box Banks holding or maintaining the Lock-Box Accounts to which payments on such Pool Receivables with respect to such Originator are remitted and (iii) at all times prior to the establishment of such Lock-Box Accounts with respect to such Originators and such delivery of such Lock-Box Agreements, the aggregate Outstanding Balance of all such Pool Receivables shall not exceed 5% of the aggregate Outstanding Balance of all Pool Receivables, the representations, warranties, covenants and other agreements of the Seller with respect to the deposit of such funds and the related Originator Accounts shall not apply. Upon the occurrence and during the continuation of a Termination Event, the Administrator may (with the consent of the Majority Purchaser Agents) or shall (upon the direction of the Majority Purchaser Agents) at any time thereafter give notice to each Lock-Box Bank that the Administrator is exercising its rights under the Lock-Box Agreements to do any or all of the following: (a) to have the exclusive ownership and control of the Lock-Box Accounts transferred to the Administrator (for the benefit of the Purchasers) and to exercise exclusive dominion and control over the funds deposited therein, (b) to have the proceeds that are sent to the respective Lock-Box Accounts redirected pursuant to the Administrator’s instructions rather than deposited in the applicable Lock-Box Account, and (c) to take any or all other actions permitted under the applicable Lock-Box Agreement. The Seller hereby agrees that if the Administrator at any time takes any action set forth in the preceding sentence, the Administrator may elect to have exclusive control (for the benefit of the Purchasers) of the proceeds (including Collections) of all Pool Receivables and the Seller hereby further agrees to take any other action that the Administrator or any Purchaser Agent may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Seller or the Servicer thereafter shall be sent immediately to, or as otherwise instructed by, the Administrator. The parties hereto hereby acknowledge that if at any time the Administrator takes control of any Lock-Box Account, the Administrator shall not have any rights to the funds therein in excess of the unpaid amounts due to the Administrator, any member of any Purchaser Group, any Indemnified Party or Affected Person or any other Person hereunder, and the Administrator shall distribute or cause to be distributed such funds in accordance with Section 4.2(b) and Article I (in each case as if such funds were held by the Servicer thereunder).”

(b) The notice information set forth on signature pages S-3, S-4 and S-7 of the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“PNC Bank, National Association

Three PNC Plaza

225 Fifth Avenue

Pittsburgh, PA 15222-2707

Attention: Robyn Reeher

Telephone: (412) 768-3090

Facsimile: (412) 762-9184

Email: robyn.reeher@pnc.com.”

(c) The following new defined terms and definitions thereof are hereby added to Exhibit I to the Receivables Purchase Agreement in appropriate alphabetical order:

“‘Anti-Terrorism Laws’ means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.”

“‘Covered Entity’ means (a) the Seller, the Servicer, VWR and each Originator and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 50% or more in the aggregate of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.”

“‘Daily LIBOR Rate’ shall mean, for any day, the rate per annum determined by the Administrator as the Published Rate for such date or, if such day is not a Business Day, the preceding Business Day. Notwithstanding the foregoing, if the Daily LIBOR Rate as determined above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.”

“‘Published Rate’ shall mean the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the rate at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market for a one month period as published in a publication of similar standing selected by the Administrator).”

“‘Reportable Compliance Event’ means that any Covered Entity becomes a Sanctioned Person, or is charged with violating any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that it has violated any Anti-Terrorism Law.”

“‘Sanctioned Country’ means a country subject to a sanctions program identified on the list maintained by Office of Foreign Assets Control of the U.S. Department of the Treasury and available at http://www.treas.gov/offices/enforcement/ofac/programs, or as otherwise published from time to time.”

“‘Sanctioned Person’ means (i) a Person named on the list of “Specially Designated Nationals” or “Blocked Persons” maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn, or as otherwise published from time to time, or (ii) (a) an agency of the government of a Sanctioned Country, (b) an organization controlled by a Sanctioned Country or (c) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by Office of Foreign Assets Control of the U.S. Department of the Treasury.”

(d) The definition of “Base Rate” set forth in Exhibit I to the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“‘Base Rate’ means, with respect to any Purchaser, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of:

(a) the rate of interest in effect for such day as publicly announced from time to time by the applicable Purchaser Agent (or applicable Related Committed Purchaser) as its “reference rate” or “prime rate”, as applicable. Such

“reference rate” or “prime rate” is set by the applicable Purchaser Agent based upon various factors, including the applicable Purchaser Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate and is not necessarily the lowest rate charged to any customer, and

(b) 0.50% per annum above the latest Federal Funds Rate, and

(c) the Daily LIBOR Rate, plus 100 basis points (1.0%).”

(e) The definition of “Eligible Receivable” set forth in Exhibit I to the Receivables Purchase Agreement is hereby amended by deleting:

(i) Clause (a) in its entirety and replacing it with the following:

“(a) the Obligor of which is (i) a resident of the United States (including its territories) or, subject to the limitations in the definition of “Excess Concentrations”, a Governmental Authority, or a resident of a country other than the United States (including its territories), (ii) not subject to an Insolvency Proceeding, (iii) not an Affiliate of VWR, and (iv) not a Sanctioned Person;”

(ii) Clause (o) in its entirety and replacing it with the following:

“(o) [Reserved];”

(f) The definition of “Euro-Rate” set forth in Exhibit I to the Receivables Purchase Agreement is hereby amended to the add the following sentence to end of such definition:

“Notwithstanding the foregoing, if the Euro-Rate as determined under any method above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.”

(g) The definition of “Facility Terminate Date” set forth in Exhibit I to the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“‘Facility Termination Date’ means the earliest to occur of: (a) May 18, 2018, (b) the date determined pursuant to Section 2.2 of this Agreement, (c) the date the Purchase Limit reduces to zero pursuant to Section 1.1(c) of this Agreement, (d) with respect to any Conduit Purchaser, the date that the commitments of all of the Liquidity Providers of such Conduit Purchaser terminate under the related Liquidity Agreement (it being understood and agreed that the date set forth in the related Liquidity Agreement as the scheduled “purchase termination date” (or other similar term) shall not be amended by the applicable Purchasers and the related Liquidity Providers to be a date earlier than May 18, 2018), and (e) with respect to any Purchaser Group, the date that the Commitment of all of the Related Committed Purchasers of such Purchaser Group terminate pursuant to Section 1.22.”

(h) The definition of “LIBOR Market Index Rate” set forth in Exhibit I to the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“‘LIBOR Market Index Rate’ means, for any day, the one-month Eurodollar rate for U.S. dollar deposits as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such date, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the applicable Purchaser Agent from another recognized source for interbank quotation), in each case, changing when and as such rate changes. Notwithstanding the foregoing, if the LIBOR Market Index Rate as determined above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.”

(i) The definition of “Lock-Box Account” set forth in Exhibit I to the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“‘Lock-Box Account’ means each account listed on Schedule II to this Agreement (as amended from time to time) and maintained, in each case in the name of the Seller and maintained by the Seller at a bank or other financial institution acting as a Lock-Box Bank pursuant to a Lock-Box Agreement (subject to the proviso to Section 4.3 of this Agreement regarding the delivery of an executed Lock-Box Agreement for the Lock-Box Accounts that receive Collections for Pool Receivables the Originator of which is Integra Companies, LLC, STI Components, LLC or TEK Products, Inc.) for the purpose of receiving Collections.”

(j) The definition of “Loss Reserve Percentage” set forth in Exhibit I to the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“‘Loss Reserve Percentage’ means, on any day, an amount (expressed as a percentage) equal to (a) the product of (i) 2.25 times the highest three month rolling average of the Default Ratios during the twelve most recent Fiscal Months multiplied by (ii) the aggregate Credit Sales during the three most recent Fiscal Months plus the product of (1) the greater of (A) eighty-five percent and (B) seventy-five percent plus a fraction expressed as a percentage (x) the numerator of which is the Outstanding Balance of Receivables as to which any payment, or part thereof, remains unpaid for more than 60 but less than 91 days from the due date for such payment and (y) the denominator of which is the aggregate Credit Sales during the fourth most recent Fiscal Month and (2) the aggregate Credit Sales during the fourth most recent Fiscal Month divided by (b) the Net Receivables Pool Balance as of such date.”

(k) Clause (f) of Section 1 of Exhibit III of the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(f) Accuracy of Exhibits; Lock-Box Arrangements. The names and addresses of all the Lock-Box Banks together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Schedule II to this Agreement (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Administrator), and all Lock-Box Accounts are subject to Lock-Box Agreements (subject to the proviso to Section 4.3 of this Agreement regarding the delivery of an executed Lock-Box Agreement for the Lock-Box Accounts that receive Collections for Pool Receivables the Originator of which is Integra Companies, LLC, STI Components, LLC or TEK Products, Inc.). All information on each Exhibit, Schedule or Annex to this Agreement or the other Transaction Documents (as updated by the Seller from time to time) is true and complete. The Seller has delivered a copy of all Lock-Box Agreements to the Administrator (subject to the proviso to Section 4.3 of this Agreement regarding the delivery of an executed Lock-Box Agreement for the Lock-Box Accounts that receive Collections for Pool Receivables the Originator of which is Integra Companies, LLC, STI Components, LLC or TEK Products, Inc.). The Seller has not granted any interest in any Lock-Box Account (or any related lock-box or post office box) to any Person other than the Administrator and, upon delivery to a Lock-Box Bank of the related Lock-Box Agreement, the Administrator will have exclusive ownership and control of the Lock-Box Account at such Lock-Box Bank.”

(l) Clause (l) of Section 1 of Exhibit III of the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(l) Investment Company Act. The Seller is not and will not become as a result of the transactions contemplated by the Transaction Documents, an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. In addition, the Seller is not a “covered fund” under Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.”

(m) The following new clause (p) is hereby added to the Receivables Purchase Agreement immediately following clause (o) of Section 1 of Exhibit III of the Receivables Purchase Agreement:

“(p) Anti-Money Laundering/International Trade Law. Based on the knowledge of the Seller, and after reasonable inquiry, no Covered Entity is a Sanctioned Person. Based on the knowledge of the Seller, and after reasonable inquiry, no Covered Entity (i) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (iii) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.”

(n) Clause (h) of Section 2 of Exhibit III of the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(h) Investment Company Act. The Servicer is not and will not become as a result of the transactions contemplated by the Transaction Documents, an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. In addition, the Servicer is not a “covered fund” under Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.”

(o) The following new clause (m) is hereby added to the Receivables Purchase Agreement immediately following clause (l) of Section 2 of Exhibit III of the Receivables Purchase Agreement:

“(m) Anti-Money Laundering/International Trade Law. Based on the knowledge of the Servicer, and after reasonable inquiry, no Covered Entity is a Sanctioned Person. Based on the knowledge of the Servicer, and after reasonable inquiry, no Covered Entity (i) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (iii) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.”

(p) Clause (b)(iii) of Section 3 of Exhibit III of the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(iii) Perfection. The Seller has delivered to the Administrator a fully executed Lock-Box Agreement (subject to the proviso to Section 4.3 of this Agreement regarding the delivery of an executed Lock-Box Agreement for the Lock-Box Accounts that receive Collections for Pool Receivables the Originator of which is Integra Companies, LLC, STI Components, LLC or TEK Products, Inc.) relating to each Lock-Box Account, pursuant to which each applicable Lock-Box Bank, respectively, has agreed, following the delivery of a notice of control by the Administrator, to comply with all instructions originated by the Administrator (on behalf of the Purchasers) directing the disposition of funds in such Lock-Box Account without further consent by the Seller or the Servicer.

(q) Clause (f) of Section 1 of Exhibit IV of the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(f) Payments on Receivables, Accounts. The Seller will, and will cause each Originator to, at all times instruct all Obligors to deliver payments on the Pool Receivables to a Lock-Box Account (subject to the proviso to Section 4.3 of this Agreement with respect to Pool Receivables the Originator thereof is Integra Companies, LLC, STI Components, LLC or TEK Products, Inc.). If any such payments or other Collections are received by the Seller or an Originator, it shall hold such payments in trust for the benefit of the Administrator and the Purchasers and promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Lock-Box Account. The Seller will cause each Lock-Box Bank to comply with the terms of each applicable Lock-Box Agreement (subject to the proviso to Section 4.3 of this Agreement regarding the delivery of an executed Lock-Box Agreement for the Lock-Box Accounts that receive Collections for Pool Receivables the Originator of which is Integra Companies, LLC, STI Components, LLC or TEK Products, Inc.). The Seller will not permit the funds other than Collections on Pool Receivables and other Pool Assets to be deposited into any Lock-Box Account. If such funds are nevertheless deposited into any Lock-Box Account, the Seller will promptly identify such funds for segregation. The Seller will not, and will not permit the Servicer, any Originator or other Person to, commingle Collections or other funds to which the Administrator, any Purchaser Agent or any Purchaser is entitled with any other funds. The Seller shall only add or replace, and shall only permit an Originator to add or replace, a Lock-Box Bank (or the related lock-box or post office box) or Lock-Box Account to those listed on Schedule II to this Agreement if the Administrator has received notice of such addition or replacement, a copy of any new Lock-Box Agreement and an executed and acknowledged copy of a Lock-Box Agreement in form and substance acceptable to the Administrator from any such new Lock-Box Bank. The Seller shall only terminate a Lock-Box Bank or close a Lock-Box Account (or the related lock-box or post office box), upon 30 days’ prior notice to and with the prior written consent of the Administrator.

(r) The following new clause (r) is hereby added to the Receivables Purchase Agreement immediately following clause (q) of Section 1 of Exhibit IV of the Receivables Purchase Agreement:

“(r) Anti-Laundering/International Trade Law Compliance. Subject to the Seller’s knowledge, and after reasonable inquiry, no Covered Entity will become a Sanctioned Person. Subject to the Seller’s knowledge, and after reasonable inquiry, no Covered Entity will (i) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (iii) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (iv) use the proceeds of any Purchase to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. The funds used to repay Seller’s obligations under this Agreement and each of the other Transaction Documents will not be derived from any activity in violation of any Anti-Terrorism Law. Each Covered Entity shall comply with all Anti-Terrorism Laws. Seller shall promptly notify the Administrator in writing upon the occurrence of a Reportable Compliance Event.”

(s) Clause (f) of Section 2 of Exhibit IV of the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(f) Payments on Receivables, Accounts. The Servicer will at all times instruct all Obligors to deliver payments on the Pool Receivables to a Lock-Box Account (subject to the proviso to Section 4.3 of this Agreement with respect to Pool Receivables the Originator thereof is Integra Companies, LLC, STI Components, LLC or TEK Products, Inc.). If any such payments or other Collections are received by the Servicer, it shall hold such payments in trust for the benefit of the Administrator and the Purchasers and promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Lock-Box Account. The Servicer will cause each Lock-Box Bank to comply with the terms of each applicable Lock-Box Agreement (subject to the proviso to Section 4.3 of this Agreement regarding the delivery of an executed Lock-Box Agreement for the Lock-Box Accounts that receive Collections for Pool Receivables the Originator of which is Integra Companies, LLC, STI Components, LLC or TEK Products, Inc.). The Servicer will not permit the funds other than Collections on Pool Receivables and other Pool Assets to be deposited into any Lock-Box Account. If such funds are nevertheless deposited into any Lock-Box Account, the Servicer will promptly identify such funds for segregation. The Servicer will not commingle Collections or other funds to which the Administrator, any Purchaser Agent or any Purchaser is entitled with any other funds. The Servicer shall only add or replace, a Lock-Box Bank (or the related lock-box or post office box) or Lock-Box Account to those listed on Schedule II to this Agreement if the Administrator has received notice of such addition or replacement, a copy of any new Lock-Box Agreement and an executed and acknowledged copy of a Lock-Box Agreement in form and substance acceptable to the Administrator from any such new Lock-Box Bank. The Servicer shall only terminate a Lock-Box Bank or close a Lock-Box Account (or the related lock-box or post office box), upon 30 days’ prior notice to and with the prior written consent of the Administrator.

(t) The following new clause (k) is hereby added to the Receivables Purchase Agreement immediately following clause (j) of Section 2 of Exhibit IV of the Receivables Purchase Agreement:

“(k) Anti-Laundering/International Trade Law Compliance. Subject to the Servicer’s knowledge, and after reasonable inquiry, no Covered Entity will become a Sanctioned Person. Subject to the Servicer’s knowledge, and after reasonable inquiry, no Covered Entity will (i) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (iii) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or

(iv) use the proceeds of any Purchase to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. The funds used to repay Servicer’s obligations under this Agreement and each of the other Transaction Documents will not be derived from any activity in violation of any Anti-Terrorism Law. Each Covered Entity shall comply with all Anti-Terrorism Laws. Servicer shall promptly notify the Administrator in writing upon the occurrence of a Reportable Compliance Event.”

(u) Section (d) of Exhibit V of the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(d) subject to the proviso to Section 4.3 of this Agreement regarding the delivery of an executed Lock-Box Agreement for the Lock-Box Accounts that receive Collections for Pool Receivables the Originator of which is Integra Companies, LLC, STI Components, LLC or TEK Products, Inc., this Agreement (and each Lock-Box Agreement, as applicable) or any Purchase pursuant to this Agreement shall for any reason: (i) cease to create, or the Purchased Interest shall for any reason cease to be, a valid and enforceable first priority perfected undivided percentage ownership or security interest to the extent of the Purchased Interest in each Pool Receivable, the Related Security and Collections with respect thereto, free and clear of any Adverse Claim (other than Permitted Liens and Adverse Claims constituting Ineligible Amounts), or (ii) cease to create with respect to the Pool Assets, or the interest of the Administrator (for the benefit of the Purchasers) with respect to such Pool Assets shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any Adverse Claim (other than Permitted Liens and Adverse Claims constituting Ineligible Amounts);”

(v) Section (l) of Exhibit V of the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(l) (i) the Available Liquidity is less than $115,000,000 and (ii) the ratio (expressed as a percentage) as computed at the end of each Fiscal Quarter by dividing (a) the difference between (1) the aggregate EBITDA (as such term is defined in the Credit Agreement on the Closing Date without giving effect to any amendment, supplement, modification or waiver of such definition made or given after the date that PNC is no longer a lender thereunder) for the twelve most recent Fiscal Months and (2) the aggregate Consolidated Depreciation and Amortization Expense (as such term is defined in the Credit Agreement on the Closing Date without giving effect to any amendment, supplement, modification or waiver of such definition made or given after the date that PNC is no longer a lender thereunder) for the twelve most recent Fiscal Months by (b) aggregate Consolidated Interest Expense (as such term is defined in the Credit Agreement on the Closing Date without giving effect to any amendment, supplement, modification or waiver of such definition made or given after the date that PNC is no longer a lender thereunder) for the twelve most recent Fiscal Months shall be less than or equal to 1.10:1.00;”

SECTION 3. Representations, Warranties and Enforceability. Each of the Seller and Servicer hereby represents and warrants to the Administrator, Purchaser Agent, LC Bank and Related Committed Purchaser, as of the date hereof with respect to itself, as follows:

(a) the representations and warranties of it contained in Exhibit III of the Receivables Purchase Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for representations and warranties which apply as to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

(b) no event has occurred and is continuing, or would result from this Amendment, that constitutes a Termination Event or Unmatured Termination Event, as set forth in Exhibit V of the Receivables Purchase Agreement; and

(c) (i) the execution and delivery by it of this Amendment, and the performance of its obligations under this Amendment and the Receivables Purchase Agreement, as amended hereby, are within its organizational powers and have been duly authorized by all necessary action on its part and (ii) this Amendment and the Receivables Purchase Agreement, as amended hereby, are its valid and legally binding obligations, enforceable in accordance with their respective terms.

SECTION 4. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

(a) The Administrator shall have received a fully executed counterpart of (i) this Amendment (ii) the PSA Amendment, (iii) the Joinder Agreement, (iv) Company Notes each dated as of the date hereof executed by the Seller in favor of each Joined Originator, (v) the Second Amended and Restated Fee Letter (the “Fee Letter”) dated as of the date hereof among the Administrator, the LC Bank, the Related Committed Purchaser and the Seller and (vi) such other documents required pursuant to Section 4.3(a) of the Purchase and Sale Agreement.

(b) The Administrator shall have received such documents and certificates as the Administrator shall have reasonably requested on or prior to the date hereof.

(c) The Administrator shall have received all fees and other amounts due and payable to it under the Receivables Purchase Agreement and in connection with this Amendment on or prior to the date hereof, including, to the extent invoiced, payment or reimbursement of all fees and expenses (including fees, charges and disbursements of counsel) required to be paid or reimbursed on or prior to the date hereof. To the extent such fees and other amounts have not yet been invoiced, the Seller agrees to remit payment to the applicable party promptly upon receipt of such invoice.

(d) No Termination Event or Unmatured Termination Event, as set forth in Exhibit V to the Receivables Purchase Agreement, shall have occurred and be continuing.

SECTION 5. Amendment. The Seller, Servicer, Administrator, Purchaser Agent, LC Bank and Related Committed Purchaser hereby agree that the provisions and effectiveness of this Amendment shall apply to the Receivables Purchase Agreement as of the date hereof. Except as amended by this Amendment, the Receivables Purchase Agreement remains unchanged and in full force and effect. This Amendment is a Transaction Document.

SECTION 6. Counterparts. This Amendment may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 7. Captions. The headings of the Sections of this Amendment are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions of this Amendment.

SECTION 8. Successors and Assigns. The terms of this Amendment shall be binding upon, and shall inure to the benefit of, Seller, Servicer, the Administrator, Purchaser Agent, LC Bank, Related Committed Purchaser and their respective successors and permitted assigns.

SECTION 9. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10. Governing Law and Jurisdiction. The provisions of the Receivables Purchase Agreement with respect to governing law, jurisdiction, and agent for service of process are incorporated in this Amendment by reference as if such provisions were set forth herein.

SECTION 11. Ratification of Performance Guarantee. After giving effect to this Amendment, the PSA Amendment, the Joinder Agreement, the Company Notes executed in favor of the Joined Originators and Fee Letter and the transactions contemplated by this Amendment, the PSA Amendment, the Joinder Agreement, the Company Notes executed in favor of the Joined Originators and Fee Letter all of the provisions of the Performance Guaranty shall remain in full force and effect and VWR hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.

VWR RECEIVABLES FUNDING, LLC, as Seller

By:	/s/ Scott K. Baker
Name:	Scott K. Baker
Title:	Secretary

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VWR Receivables Funding, LLC

VWR INTERNATIONAL, LLC, as Servicer and Performance Guarantor

By:	/s/ James M. Kalinovich
Name:	James M. Kalinovich
Title:	Vice President

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VWR Receivables Funding, LLC

PNC BANK, NATIONAL ASSOCIATION, as Administrator, Purchaser Agent, Related Committed Purchaser and LC Bank

By:	/s/ Eric M. Bruno
Name:	Eric M. Bruno
Title:	Senior Vice President

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VWR Receivables Funding, LLC